Exhibit  23a:



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




The  Board  of  Directors
NBI,  Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-73334) of NBI, Inc. of our report dated September 5, 2002, relating to the consolidated financial statements of NBI, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.




                                      /s/  Anton Collins Mitchell LLP
                                         Anton Collins Mitchell LLP




Denver, Colorado
September 30, 2002